                                                                       EXHIBIT 3

Bear, Stearns & Co. Inc.                                      CUSTOMER AGREEMENT
2 Broadway
New York, N.Y.  10004


PLEASE READ CAREFULLY SIGN AND RETURN

     This Agreement sets forth the terms and conditions under which we, Bear, Stearns & Co. Inc., its successors and assigns ("Bear Stearns") will maintain your account for purchases and sales of securities and other property. You understand that if your account is a cash account the provisions of paragraphs 15 and 16 are not binding upon you unless you enter into a margin transaction.

     1. APPLICABLE LAW AND REGULATIONS. All transactions in your account shall be subject to all applicable law and the rules and regulations of all federal, state and self-regulatory agencies including but not limited to the Board of Governors of the Federal Reserve System and the constitution, rules and customs of the exchange or market (and its clearing house) where executed.

     2. SECURITY INTEREST AND LIEN. You agree that Bear Stearns shall have a continuing security interest in all your property including but not limited to securities, commodity futures contracts, commercial paper, monies, and any after acquired property held by it or carried in your accounts, as security for the payment of all your obligations and liabilities to Bear Stearns. In the event of a breach or default under this Agreement, Bear Stearns shall have all rights and remedies available to a secured creditor under the Uniform Commercial Code of New York as then in effect in addition to the rights and remedies provided herein or otherwise by law.

     3. DEPOSITS ON CASH TRANSACTIONS. If at any time Bear Stearns considers it necessary for its protection it may in its discretion require you to deposit cash or collateral in your account to assure due performance by you of your open contractual commitments.

     4. BREACH, BANKRUPTCY OR DEFAULT. Any breach of this Agreement or the filing of a petition in bankruptcy or for the appointment of a receiver by or against you or the levy of an attachment against your account(s) with Bear Stearns, or your death, mental incompetence or dissolution, shall constitute at Bear Stearns' election, a default by you under all other agreements which Bear Stearns may then have with you (whether heretofore or hereafter entered into) for the purchase from you or sale to you of any property or any other type of transaction. Bear Stearns reserves the right to sell any and all property in your account(s) with it (either individually or jointly with others) to buy any or all property which may be short in such accounts and/or to cancel all outstanding transactions and to offset any indebtedness in your account against any other account you may have (either individually or jointly with others) and you shall be liable to Bear Stearns for any loss and/or costs sustained. Such purchases and/or sales may be public or private and may be made without notice or advertisement and in such manner as Bear Stearns may in its discretion determine. At any such sale or purchase, Bear Stearns may purchase or sell the property free of any right of redemption.

     5. BINDING UPON YOUR ESTATE. You hereby agree that this Agreement and all the terms thereof shall be binding upon your heirs, executors, administrators, personal representatives and assigns.

     6. FINALITY OF REPORTS. Reports of the execution of orders and statements of your account shall be conclusive if not objected to in writing within five days and ten days, respectively, after transmittal to you by mail or otherwise.

     7.  RECEIPT OF  TRUTH-IN-LENDING.  You hereby  acknowledge  receipt of Bear
Stearns' Truth-in-Lending disclosure statement. You understand that interest will be charged on any debit balances in accordance with the methods described in this statement or in any amendment or revision thereto which may be provided to you.

     8. CLEARANCE ACCOUNTS. If Bear Stearns carries your account as clearing broker by arrangement with your broker, then, unless Bear Stearns receives from you a written notice to the contrary, Bear Stearns shall accept from such other broker, without any inquiry or investigation by it, (i) orders for the purchase or sale of securities and other property in your account on margin or otherwise and (ii) any other instructions concerning your account. You understand and agree that Bear Stearns shall have no responsibility or liability to you for any acts or omissions of such other broker, its officers, employees or agents. Your broker has authorized us to enter into this agreement with you on its behalf, and the terms and conditions hereof, including the arbitration provision, shall be applicable to all matters between us, your broker and you.

     9. COSTS OF COLLECTION. In the event that Bear Stearns has to employ counsel of a collection agency to collect any debit balance which you owe, you hereby authorize Bear Stearns to charge you for the reasonable costs of collection including but not limited to attorneys' fees, court costs and expenses whatsoever in nature incurred by it in effecting said collection.

     10. IMPARTIAL LOTTERY ALLOCATIONS. You agree, that in the event Bear Stearns holds on your behalf bonds or preferred stocks in street or bearer form which are callable in part, you will participate in the impartial lottery allocation system of the called securities in accordance with the rules of the New York Stock Exchange Inc. Further you understand when the call is favorable, no allocation will be made to any account in which Bear Stearns, its partners or employees have financial interest until all other customers are satisfied on an impartial lottery basis.

     11. WAIVER, ASSIGNMENT AND NOTICES. No term or provision of this Agreement may be waived or modified unless in writing and signed by the party against whom such waiver or modification is sought to be enforced. Bear Stearns' failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereunder or any continued course of such conduct on its part shall in no event constitute or be considered a waiver by Bear Stearns of any of its rights or privileges. This Agreement contains the entire understanding between you and Bear Stearns concerning the subject matter of this Agreement. You may not assign your rights and obligations hereunder without first obtaining the prior written consent of Bear Stearns. Notice or other communications including margin calls delivered or mailed to the address given below shall, until Bear Stearns has received notice in writing of a different address, be deemed to have been personally delivered by you.

     12. NEW YORK LAW TO GOVERN. This Agreement shall be deemed to have been made in the State of New York and shall be construed, and the rights and liabilities of the parties determined, in accordance with the laws of the State of New York.

     13. ARBITRATION. It is understood that the following agreement to arbitrate does not constitute a waiver of the right to seek a judicial forum where such a waiver would be void under the federal securities laws.

     The undersigned agrees, and by carrying an account for the undersigned you agree, that except as inconsistent with the foregoing sentence, all controversies which may arise between us concerning any transaction or the construction, performance or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration in accordance with the rules, then in effect, of the National Association of Securities Dealers, Inc., the Board of Governors of the New York Stock Exchange, Inc. or the Board of Governors of the American Stock Exchange, Inc. as you may elect. If you do not make such election by registered mail addressed to Bear Stearns at 55 Water Street, New York, New York 10041,
Attention: Director Legal and Compliance Department, within five days after demand by Bear Stearns that you make such election, then Bear Stearns may make such election Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     14. PARTIAL UNENFORCEABILITY. If any provisions herein are or should become inconsistent with any present or future law, rule or regulation of any sovereign government or a regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

     15. MARGIN IN MARGIN ACCOUNTS (NOT APPLICABLE TO CASH ACCOUNTS). You hereby agree to maintain such margins in your margin account as Bear Stearns may in its discretion require and you agree to pay forthwith on demand any debit balance owing with respect to any of your margin accounts, and if not paid this shall be a breach of this Agreement and Bear Stearns may take such action as it considers necessary for its protection in accordance with this Agreement. You will be charged interest on your debit balance which if not paid at the close of an interest period will be added to the opening balance for the next interest period. Please consult the Truth-In-Lending disclosure statement for an outline of Bear Stearns margin policies.

     16. CUSTOMER'S CONSENT TO LOAN OR PLEDGE OF SECURITIES (NOT APPLICABLE TO CASH ACCOUNTS). You hereby authorize Bear Stearns to lend either to itself or to others any securities held by Bear Stearns in your margin account and to carry all such property in its general loans and such property may be pledged, repledged, hypothecated or rehypothecated either separately or in common with other such property for any amounts due to Bear Stearns thereon or for a greater sum, and Bear Stearns shall have no obligation to retain a like amount of similar property in its possession and control.

                   BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE
                 THAT THE SECURITIES IN YOUR MARGIN ACCOUNT MAY
               BE LOANED TO BEAR STEARNS OR LOANED OUT TO OTHERS.

                   Persons signing on behalf of others please
              indicate title or capacity in which you have signed


       Stephen C. Swid
__________________________                            __________________________
(Typed or Printed Name)                                   (Mailing Address)


   /s/ Stephen C. Swid
__________________________                           Acct. No._________________
(Signature)

__________________________                           Date______________________
(Typed or Printed Name)


__________________________
(Signature)

                                                        BEAR, STEARNS & CO. INC.
                                                                 245 PARK AVENUE
                                                                  (212) 272-2060


                               CUSTOMER AGREEMENT

PLEASE READ CAREFULLY, SIGN AND RETURN

     This agreement ("Agreement") sets forth the terms and conditions under which Bear, Stearns & Co. Inc., its successors and assigns ("Bear Sterns"), will maintain your account for purchases and sales of securities and other property. If your account is a cash account and you have fully paid for all securities therein, the provision of paragraphs 16 and 18 shall not bind you unless you enter into a margin transaction.

     1. APPLICABLE LAW AND REGULATIONS. All transactions by your account shall be subject to all applicable law and the rules and regulations of all federal, state and self-regulatory agencies, including, but not limited to, the Board of Governors of the Federal Reserve System and the constitution, rules and customs of the exchange or market (and clearing house) where executed.

     2. SECURITY INTEREST AND LIEN. As security for the payment of all of your obligations and liabilities to Bear Stearns, Bear Stearns shall have a continuing security interest in all property in your accounts or otherwise held by Bear Stearns or its affiliates, including, but not limited to, securities, commodity futures contracts, commercial paper and after-acquired property. In addition, in order to satisfy any of your outstanding liabilities or obligations, Bear Stearns may, at any time and without prior notice to you, use, apply or transfer any or all securities or other property interchangeably in any accounts in which you have an interest. In the event of a breach or default under this Agreement, Bear Stearns shall have all rights and remedies available to a secured creditor under any applicable law in addition to the rights and remedies provided herein.

     3. DEPOSITS ON CASH TRANSACTIONS. Whenever Bear Stearns, in its sole discretion, considers it necessary for its protection, it may require you to deposit cash or collateral immediately in your account prior to any applicable settlement date in order to assure due performance of your open contractual commitments.

     4. BREACH, BANKRUPTCY AND DEFAULT. Any breach of this Agreement or the filing of a petition or other proceeding in bankruptcy, insolvency, or for the appointment or a receiver by or against you, the levy of an attachment against your accounts with Bear Stearns, or your death, mental incompetence or dissolution, or any other grounds for insecurity, determined by Bear Stearns in its sole discretion, shall constitute, at Bear Stearns' election, a default by you under all agreements Bear Stearns may then have with you, whether heretofore or hereafter entered into. In the event of default, Bear Stearns reserves the right to sell, without prior notice to you, any and all property in your accounts (either individually or jointly with others), to buy any or all property which may be short in such accounts, to cancel all outstanding transactions and/or to purchase or sell other securities or property in such accounts to offset market risk, and to offset any indebtedness in such accounts against any other accounts you may have (either individually or jointly with others), after which you shall be liable to Bear Stearns for any remaining deficiency, loss, costs or expenses sustained by Bear Stearns in connection therewith. Such purchases and/or sales may be effected publicly or privately without notice or advertisement in such manner as Bear Stearns may in its sole discretion determine. At any such sale or purchase, Bear Stearns may purchase or sell the property free of any right of redemption. In addition, Bear Stearns shall have the right to set off and apply against any indebtedness in your accounts, whether matured or unmatured, any amount owing from Bear Stearns to you.

     5. FEES AND CHARGES. You understand that Bear Stearns may charge commissions and other fees for execution, custody or any other service relating to transactions to purchase or sell securities or other property, and you agree to pay such commissions and fees at Bear Stearns, then prevailing rates. You understand further that such commissions and fees may be changed from time to time, without notice, and you agree to be bound thereby.

     6. TRANSACTION REPORTS AND ACCOUNT STATEMENTS. Reports of the execution of orders and statements of your account shall be conclusive if not objected to in writing within five days, in the case of reports of execution, and ten days, in the case of account statements, after such documents have been transmitted to you by mail or otherwise.

     7. TRUTH-IN-LENDING. You hereby acknowledge receipt of Bear Stearns Truth-in-Lending disclosure statement. You understand that interest will be charged on any debit balances in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to you.

     8. CLEARANCE ACCOUNTS. If Bear Stearns carries your account as clearing agent for your broker, then, unless Bear Stearns receives from you prior written notice to the contrary, Bear Stearns shall accept from such other broker, without any inquiry or investigation (a) orders for the purchase or sale of securities and other property in your account on margin or otherwise and (b) any other instructions concerning your account or the property therein. You understand and agree that Bear Stearns shall have no responsibility or liability to you for any acts or omissions of such other broker, its officers, employees or agents. You agree that your broker is a third party beneficiary of this Agreement, and that the terms and conditions hereof, including the arbitration provision, shall be applicable to all matters between or among any of you, your broker or Bear Stearns.

     9. COSTS OF COLLECTION. You hereby authorize Bear Stearns to charge you for any reasonable direct or indirect costs of collection, including, but not limited to, attorneys' fees, court costs and other expenses.

     10. IMPARTIAL LOTTERY ALLOCATIONS. You agree that, in the event Bear Stearns holds on your behalf bonds or preferred stocks in street or bearer form which are callable in part, you will participate in the impartial lottery allocation system on the called securities in accordance with the rules of the New York Stock Exchange, Inc. or any other appropriate self-regulatory organization. When any such call is favorable, no allocation will be made to any account in which Bear Stearns has actual knowledge that its officers, directors or employees have any financial interest until all other customers are satisfied on an impartial lottery basis.

     11. WAIVER, ASSIGNMENT AND NOTICES. Neither Bear Stearns' failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereof not any continued course or such conduct on its part shall constitute or be considered a waiver by Bear Stearns of any of its rights or privileges hereunder. You may not assign your rights and obligations hereunder without obtaining the prior written consent of an authorized representative of Bear Stearns. Notices or other communications, including margin calls, delivered or mailed to the address given below, shall, until Bear Stearns has received notice in writing of a different address, be deemed to have been personally delivered to you.

     12. FREE CREDIT BALANCES. You hereby direct Bear Stearns to use any free credit balance awaiting investment or reinvestment in your account in accordance with all applicable rules and regulations and to pay interest thereon at such rate or rates as are established from time to time by Bear Stearns for such accounts and for the amounts of cash so used.

     13. RESTRICTIONS ON ACCOUNT. You understand that Bear Stearns, in its sole discretion, may restrict or prohibit trading of securities or other property in your accounts.

     14. CREDIT INFORMATION AND INVESTIGATION. You authorize Bear Stearns, in its discretion, to obtain reports concerning your credit standing and business conduct. You may make a written request within a reasonable period of time for a description of the nature and scope of the reports obtained by Bear Stearns.

     15. SHORT AND LONG SALES. In placing any sell order for a short account, you will designate the order as such and hereby authorize Bear Stearns to mark the order as being "short." In placing any sell order for a long account, you will designate the order as such and hereby authorize Bear Stearns to mark the order as being "long." The designation of a sell order as being for a long account shall constitute a representation that you own the security with respect to which the order has been placed, that such security may be sold without restriction in the open market and that, if Bear Stearns does not have the security in its possession at the time you place the order, you shall deliver the security by settlement date in good deliverable form or pay to Bear Stearns any losses or expenses incurred as a result of your failure to make delivery.

     16. MARGIN ACCOUNTS. You hereby agree to maintain such margin in your margin accounts as Bear Stearns may in its sole discretion require, and you agree to pay forthwith on demand any debit balance owing with respect to any of your margin accounts.

Upon your failure to pay, or at any time Bear Stearns, in its discretion, deems necessary for its protection, whether with or without prior demand, call or notice, Bear Stearns shall be entitled to exercise all rights and remedies provided in paragraphs 2 and 4 above. No demands, calls, tenders or notices that Bear Stearns may make or give in any one or more instances shall invalidate your waiver with respect thereto. Unless you advise us to the contrary, you represent that you are not an affiliate (as defined in 144(a)(1) under the Securities Act of 1933) of the issuer of any security held in your account.

     17. DEBIT BALANCES You will be charged interest on debit balances in your account which, if not paid at the close of an interest period, will be added to the opening balance for the next interest period. Please consult the Truth-in-Lending Statement for an outline of Bear Stearns' margin policies.

     18. CONSENT TO LOAN OR PLEDGE OF SECURITIES. Within the limits of applicable law and regulations, you hereby authorize Bear Stearns to lend either to itself or to others any securities held by Bear Stearns in your account, together with all attendant rights of ownership, and to carry all such property as collateral for its general loans. Any such property together with all attendant rights of ownership, may be pledged, repledged, hypothecated either separately or in common with other such property, for any amounts due to Bear Stearns thereon or for a greater sum, and Bear Stearns shall have no obligation to retain a like amount of similar property in its possession and control.

     19. LEGALLY BINDING. You hereby agree that this Agreement and all the terms
hereof  shall  be  binding  upon  you  and  your   estate,   heirs,   executors,
administrators, personal representatives, successors and assigns.

     20. AMENDMENT, ENTIRE AGREEMENT. You agree that Bear Stearns may modify the terms of this Agreement at any time upon prior written notice. By continuing to accept services from Bear Stearns, you will have indicated your acceptance of any such modifications. If you do not accept such modifications, you must notify Bear Stearns in writing; your account may then be terminated by Bear Stearns, after which you will remain liable to Bear Stearns for all remaining liabilities or obligations. Otherwise, this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of Bear Stearns. Except as set forth above, this Agreement represents the entire agreement and understanding between you and Bear Stearns concerning the subject matter hereof

     21. NEW YORK LAW TO GOVERN. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         22.      ARBITRATION.

                    o    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

                    o THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

                    o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

                    o THE ARBITRATORS AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

                    o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     YOU AGREE, AND BY MAINTAINING AN ACCOUNT FOR YOU BEAR STEARNS AGREES, THAT CONTROVERSIES ARISING BETWEEN YOU AND BEAR STEARNS CONCERNING YOUR ACCOUNTS OR THIS OR ANY OTHER AGREEMENT BETWEEN YOU AND BEAR STEARNS, WHETHER ENTERED INTO PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD UNDER THE RULES AND AUSPICES OF THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. YOU MAY ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF YOU FAIL TO MAKE SUCH ELECTION BY REGISTERED MAIL OR TELEGRAM ADDRESSED TO BEAR STEARNS & CO. INC., 245 PARK AVENUE, NEW YORK, NEW YORK 10167, ATTENTION: GENERAL COUNSEL LEGAL DEPARTMENT
(OR ANY OTHER ADDRESS OF WHICH YOU ARE ADVISED IN WRITING), BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM BEAR STEARNS TO MAKE SUCH ELECTION, THEN BEAR STEARNS MAY MAKE SUCH ELECTION. FOR ANY ARBITRATION SOLELY BETWEEN YOU AND A BROKER FOR WHICH BEAR STEARNS ACTS AS CLEARING AGENT, SUCH ELECTION SHALL BE MADE BY REGISTERED MAIL TO SUCH BROKER AT ITS PRINCIPAL PLACE OF BUSINESS. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

     23. SEVERABILITY. If a provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

     24. CAPACITY TO CONTRACT; CUSTOMER AFFILIATION. You represent that you are of legal age and that, unless you have notified Bear Stearns to the contrary, neither you nor any member of your immediate family is an employee of any exchange or member there, the National Association of Securities Dealers, Inc. or a member thereof, or of any corporation, firm or individual engaged in the business of dealing, as broker or principal, in securities, options or futures, or of any bank trust company or insurance company.

     25. EXTRAORDINARY EVENTS. Bear Stearns shall not be liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond its control.

     26. HEADINGS. The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in each such provision.

If this is a Joint Account, both parties must sign. Persons signing on behalf of others should indicate the titles or capacities in which they are signing.

BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT:

     1. THE SECURITIES IN YOUR MARGIN ACCOUNT AND ANY SECURITIES FOR WHICH YOU HAVE NOT FULLY PAID, TOGETHER WITH ALL ATTENDANT OWNERSHIP RIGHTS, MAY BE LOANED TO BEAR STEARNS OR LOANED OUT TO OTHERS; AND

     2. YOU HAVE RECEIPTED A COPY OF THIS AGREEMENT.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE ON THIS PAGE AT PARAGRAPH 22.

                                                     c/o SCS Communications
                                                     1290 Avenue of the Americas
        Stephen C. Swid                              New York, New York  10104
_____________________________                        __________________________
(Typed or Printed Name)                             (Mailing Address)


     /s/ Stephen C. Swid
_____________________________                        Acct. No._________________
(Signature)

__________________________                           Date______________________
(Typed or Printed Name)


___________________________
(Signature)

Stephen C. Swid

                              CUSTOMER'S AGREEMENT



To:  NEUBERGER & BERMAN

     In consideration of your agreeing to act as brokers for the undersigned, the undersigned agree as follows:

     1. All transactions shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing house, if any, where executed, and to the provisions of all applicable statutes and regulations now or hereafter in force.

     2. No waiver, alteration, modification or amendment of this agreement shall be valid unless signed by one of your partners.

     3. All monies, securities or other property in my account or accounts shall be subject to your lien and the securities may be pledged by you to the extent permitted by the rules of the New York Stock Exchange.

     4. This agreement shall enure to the benefit of any successor firm.

     5. The undersigned represents that he is a citizen of the United States; of full age; not an employee or connected in any way with a member of any exchange or any firm dealing in securities and that no one except the undersigned has an interest in the account or accounts of the undersigned with you. Should there be any change in the foregoing, I agree to promptly inform you in writing.

     6. All securities and commodities or any other property, now or hereafter held by you, or carried by you for the undersigned (either individually or jointly with others), or deposited to secure the same, may from time to time and without notice to me, be carried in your general loans and may be pledged, repledged, hypothecated or rehypothecated, separately or in common with other securities and commodities or any other property, for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities or commodities.

     7. The undersigned will at all times maintain margins for said accounts, as required by you from time to time.

     8. This agreement and its enforcement shall be governed by the laws of the State of New York.

     BY SIGNING THIS AGREEMENT THE UNDERSIGNED ACKNOWLEDGES THAT SECURITIES WHICH YOU MAY BE CARRYING ON MARGIN FOR THE ACCOUNT OR ACCOUNTS OF THE UNDERSIGNED MAY BE LOANED BY YOU TO YOURSELVES, AS BROKER OR PRINCIPAL, OR OTHERS.

Date:                                           /s/ Stephen C. Swid
     ___________________________         _______________________________________
                                                     (Customer)


Witness:    /s/ Janet Kares
       __________________________        ______________________________________
                                                     (Customer)

                                                                         GOLDMAN
                                                                         SACHS

                                 Margin Account
                           Application and Agreement


Title of Account:  Stephen C. Swid
Account Number:

No margin account will be established for the Customer unless and until the account is approved for margin transactions by Goldman, Sachs & Co. for Goldman, Sachs & Co.

This agreement sets forth our respective rights and obligations in connection with your accepting a margin account or accounts for the undersigned ("Customer"). You and Customer hereby agree to the following with respect to any of Customer's accounts with you for the purchase and sale of securities:

1. All transactions under this agreement shall be in accordance with the rules and customs of the exchange or market, and its clearing house, if any, where the transactions are executed and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

2. Customer agrees that all securities and other property which you or any of your affiliates may hold for Customer (either individually or jointly with others), and the proceeds thereof, shall be subject to a general lien and security interest for the discharge of all Customer's obligations to you or any of your affiliates. You may, in your discretion and without notice to Customer, apply or transfer any of Customer's securities and other property interchangeably between any of Customer's accounts.

3. Customer agrees to maintain margins for Customer's account as you may require from time to time. Customer agrees to pay interest charges which are imposed, in accordance with your usual custom, with respect to Customer's account and in pay on demand any debit balance owing with respect to Customer's account. Customer acknowledges receipt of the enclosed document entitled "Interest Charges to Customers."

4. Customer agrees to designate all sell orders for securities as either "long" or "short." The designation of a sale of a security as "long" constitutes a certification that the securities to be sold are owned by Customer and, if such securities are not in your possession, the placing of such order shall constitute a warranty by Customer that Customer shall deliver such securities to you on or before settlement date.

5. In the event of default or any obligation to you or any of your affiliates, or if for any reason you may deem it advisable for your or their protection, you may, without notice or demand to Customer, and at such time and place as you may reasonably determine, sell any securities or other property which you or any of your affiliates may hold for Customer (either individually or jointly with others) and apply the proceeds to the discharge of the obligation, or buy in or borrow any securities or other property sold for Customer's account but undelivered by Customer, and cancel any outstanding orders and take such other action as you deem appropriate. Customer shall remain liable for any deficiency and shall promptly reimburse you for any loss or expense incurred thereby, including losses sustained by reason of your inability to borrow any securities or other property sold for Customer's account.

6. Reports of the execution of orders and statements of Customer's account shall be conclusive if not objected to in writing within ten (10) days after forwarding by you to Customer by mail or otherwise.

7. Customer agrees that securities and other property in Customer's account may be carried in your general loans and may be pledged or hypothecated separately or in common with other securities and any other property for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities or other property. Customer understands that when you hold on Customer's behalf bonds or preferred stocks which are callable in part by the issuer, such securities will be subject to your impartial lottery allocation system in which the probability of Customer's securities being selected as called is proportional to the holdings of all customers of such securities held in bulk by or for you; and that you will withdraw such securities from any depository prior to the first date on which such securities may be called unless such depository has adopted an impartial lottery system which is applicable to all participants. Customer may withdraw uncalled securities prior to a partial call subject to compliance with applicable margin requirements and the terms of this agreement and any other agreements between you and Customer. You are authorized to withdraw securities sold or otherwise disposed of, and to credit Customer's account with the proceeds thereof or make such other disposition thereof as Customer may direct or as provided for in this agreement. You are further authorized to collect all income and other payments which may become due on Customer's securities, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or if the par value of any shares is changed, to effect the exchange for new certificates. If is understood and agreed by Customer that although you will use reasonable efforts to effect the authorization set forth in the preceding sentence, you will incur no liability for your failure to effect the same.

8. Customer and you agree that the accounts maintained hereunder may be terminated by you or Customer at any time effective upon the giving of notice of such termination to Customer or to you, as the case may be. Upon any such termination, the provisions of this agreement shall nevertheless remain in effect with respect to all securities and other property then held in such account or accounts, all transactions previously executed by you hereunder and all orders from Customer previously given to and accepted by you hereunder and not otherwise cancelled pursuant to the terms of this agreement. Customer agrees that you may, in your sole discretion and without prior notice to Customer, refuse to accept any order from Customer in connection with the purchase or sale of securities by giving notice of such refusal to Customer as soon as practicable after you are given such order.

9. THIS AGREEMENT AND ITS ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ITS PROVISIONS SHALL COVER INDIVIDUALLY AND COLLECTIVELY ALL ACCOUNTS WHICH CUSTOMER MAY MAINTAIN WITH YOU. This agreement is binding upon and inures to the benefit of you, Customer, and our respective legal representatives, successors and assigns. No waiver of any provision of this agreement shall be deemed a waiver of any other provision, nor a continuing waiver of the provision or provisions so waived. All waivers must be in writing.

10.  (a) ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     (b) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

     (c) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     (d) THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     (e) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     ANY CONTROVERSY BETWEEN YOU OR ANY OF YOUR AFFILIATES OR ANY OF YOUR OR THEIR PARTNERS, OFFICERS, DIRECTORS OR EMPLOYEES ON THE ONE HAND, AND CUSTOMER ON THE OTHER HAND, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACCOUNTS ESTABLISHED HEREUNDER, SHALL BE SETTLED BY ARBITRATION, IN ACCORDANCE WITH THE RULES THEN OBTAINING OF ANY ONE OF THE AMERICAN ARBITRATION ASSOCIATION OR THE NEW YORK STOCK EXCHANGE, INC., OR ANY OTHER EXCHANGE OF WHICH YOU ARE A MEMBER, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AS CUSTOMER MAY ELECT. IF CUSTOMER DOES NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO YOU AT YOUR MAIN OFFICE WITHIN TEN
(10) DAYS AFTER RECEIPT OF NOTIFICATION FROM YOU REQUESTING SUCH ELECTION, THEN CUSTOMER AUTHORIZES YOU TO MAKE SUCH ELECTION ON BEHALF OF CUSTOMER. ANY ARBITRATION HEREUNDER SHALL BE BEFORE AT LEAST THREE ARBITRATORS AND THE AWARD OF THE ARBITRATORS, OR OF A MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

11. Customer represents that he or she is of legal age. Customer further represents that no one except the Customer has an interest in Customer's account unless such interest is revealed in the title of such account and in any such case. Customer has the interest indicated in such title.

12. Customer understands that you may be required to disclose to securities issuers the name, address and securities positions with respect to securities held in the subject account in your or your nominee's name unless you are notified that Customer objects. Customer hereby notifies you that Customer wishes such disclosure to be made.

CUSTOMER SHOULD STRIKE OUT THE PRECEDING PARAGRAPH IF CUSTOMER DOES NOT CONSENT TO SUCH DISCLOSURE.

13. BY SIGNING BELOW, CUSTOMER ACKNOWLEDGES RECEIPT OF A COPY OF THIS MARGIN ACCOUNT APPLICATION AND AGREEMENT.

BY SIGNING THIS AGREEMENT CUSTOMER ACKNOWLEDGES THAT CUSTOMER'S SECURITIES MAY BE LOANED TO GOLDMAN, SACHS & CO. OR TO OTHERS. A PREDISPUTE ARBITRATION CLAUSE IS CONTAINED IN PARAGRAPH 10 HEREOF.

SIGNATURE /s/ Stephen C. Swid               ADDITIONAL SIGNATURE (IF NECESSARY)

Please Print Name                           Please Print Name

Date 6/14/90                                Date




FOR GOLDMAN, SACHS & CO. USE ONLY

Registered Representative ____ Account      Approved By

Date                                        Date